Exhibit 10.8

May 15, 2025

By Email and/or Docusign to Agnieszka.zakowicz@vroom.com

Dear Agnieszka,

I write about your separation from Vroom Automotive, LLC (the "Company"). This agreement, including Exhibit A (collectively referred to as the "Agreement") refers to the Company and Agnieszka Zakowicz ("you" and/or "Employee") collectively as the "Parties" or individually referred to as "Party", and to the Amended and Restated Vroom, Inc. Executive Severance Plan, as Amended and Restated on March 8, 2024, as the “Severance Plan”. Executive and Company have mutually agreed to Executive’s separation from service as an officer and employee of the Company and its Affiliates (as defined below) on the terms set forth below:

1.
Separation. You acknowledge and agrees that your status as an employee will end effective as of May 15, 2025 (the "Separation Date"). You agree that as of the Separation Date you hereby resign as a director or officer of each of the Company's subsidiaries, to the extent applicable. You will be paid any wages earned at your current rate of pay through your Separation Date. Wages will include, if required under applicable law, any accrued, but unused paid time off and/or holiday pay.
2.
Whether or not you sign this Agreement, the following benefits will be paid or provided to you:

a.
Benefits. Any medical, dental, and vision benefits that you elected will continue through the end of the month in which your Separation Date occurs. All life and disability coverage ends on the Separation Date. You will also receive in a separate document information about your ability to convert such coverage to individual policies.
b.
Expenses. You will be reimbursed by the Company for any reasonable and customary business expenses incurred by you through the Separation Date as approved and outlined in Vroom's business expense policy. You agree to submit all expenses you claim are due immediately. Vroom cannot reimburse you for expenses that you do not submit for approval with appropriate documentation.

3.
Severance Benefits. Provided that you (i) sign and return this Agreement no later than twenty-one (21) days from the receipt of this Agreement and do not revoke this Agreement pursuant to the revocation procedures set forth below, (ii) comply with this Agreement and the Employee Inventions and Proprietary Information Agreement between you and the Company dated as of January 30, 2019 and attached hereto as Exhibit B (the "PIIA"), and (iii) comply with the covenants and agreements set forth in Section 9 of the Severance Plan “Confidential Information, Non-Competition and Non-Solicitation”), the Company shall provide you with the compensation and benefits set forth below in this Paragraph (the "Severance Benefits"). The Severance Benefits consist of:

a.
Severance Pay. You will receive Severance Pay in the amount of $375,000 (representing the Severance Amount, as defined in the Severance Plan) and subject to applicable tax withholding, which will be paid to you in substantially equal installments in accordance with the Company’s regular payroll practices beginning no later than the earliest practical payroll date after the effective date of the signing of this agreement and ending at the end of the Severance Period (as defined in the Severance Plan).

Exhibit 10.8

b.
COBRA. For a period of 12 month(s) the Company shall directly pay or, at its election, reimburse you for COBRA premiums for you and your covered dependents (at the same benefit levels as would have applied if your employment had not been terminated, based on your elections in effect on the Separation Date) if you are eligible for and properly elect healthcare continuation coverage under the Company’s group health insurance plans pursuant to COBRA. You further agree to provide timely notice if you become eligible for medical benefits with a new employer, at which time the Company’s obligation to pay or reimburse you for COBRA premiums shall cease.

c.
Outstanding Equity Grants. The post-termination exercise period of any vested outstanding stock options held by you upon your cessation of services shall be extended through the original expiration date of such options. Upon your cessation of services, all equity awards that are then held by you and remain unvested shall be forfeited for no consideration.

d.
Outplacement. The Company shall make available to you professional outplacement services delivered by Right Management Associates (“Right”) for a period of twelve (12) months provided that your initial meeting with Right occurs no later than thirty (30) days after the Effective Date of the Release.

4.
You understand and agree that, except for the compensation specifically described in this Agreement, you shall receive no other payments or benefits from the Company and that the payments and benefits provided herein satisfy in full all obligations of the Company to you arising out of or in connection with your employment with the Company and separation thereof, including, without limitation, all salary, wages, commissions, bonuses, and other compensation.
5.
Executive Release of Claims.

a.
In consideration for the Severance Benefits, you, on your own behalf and on behalf of your heirs, assigns, and representatives (collectively, "Releaser"), hereby release and forever discharge the Company and each of its parents, subsidiaries, and affiliates, including, without limitation, Vroom, Inc., Vroom Automotive, LLC d/b/a Texas Direct Auto d/b/a Vroom, Nations Drive, LLC, Vroom Logistics, LLC, Vroom Indianapolis LLC d/b/a Vroom, CarStory, LLC, Vast.com Inc. d/b/a CarStory, Vast.com D.O.O., Vroom Finance Holdings, LLC, Vroom Finance Corporation, Vroom Automotive Finance Corp., Darkwater Funding, LLC, United Auto Credit Corporation, Auto America Technologies LTD, AAGP, LLC d/b/a Vroom, and Vroom Transportation Services, LLC (collectively, "Affiliates"), and its/their respective predecessors, successors, officers, directors, managers, members, partners, equity holders, agents, representatives, vendors, employees, consultants, attorneys, and advisors (collectively, "Releasees"), from any and all claims, counterclaims, demands, debts, actions, causes of action, suits, expenses, costs, attorneys' fees, damages, indemnities, obligations, and/or liabilities of any nature ("Claims"), whether known or unknown, that Releaser had, has, or later may have against the Releasees, for any matter, cause, or thing from the beginning of the world to the date your execution of this Agreement, including, but not limited to, the following, each as amended if applicable:
i.
all such Claims directly or indirectly arising out of or in any way relating to your employment with the Company, wages or compensation (including bonuses or equity awards) or the termination of that employment;

ii.
any Claims arising under any federal, state, or local law, statute, regulation, or ordinance, including, without limitation, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act, sections 1981

Exhibit 10.8

through 1988 of Title 42 of the United States Code, the Equal Pay Act, the Employee Retirement Income Security Act ("ERISA"), the Family and Medical Leave Act, the Immigration Reform and Control Act, the Americans with Disabilities Act, the Workers Adjustment and Retraining Notification Act, the Sarbanes-Oxley Act, the Occupational Safety and Health Act, the Consolidated Omnibus Budget Reconciliation Act, the Genetic Information Nondiscrimination Act, the Immigration Reform and Control Act, the Fair Credit Reporting Act, and the National Labor Relations Act;

iii.
state and/or local Claims, and other state/local modifications, if any, are contained in Exhibit A. You are instructed to carefully review Exhibit A for the state(s) where you worked while employed with the Company in order to review these state-specific claims as well as other state-specific modifications to this Agreement. However, the omission of any specific statute or law shall not limit the scope of this general release in any manner; and
iv.
any Claims arising under any public policy or for breach of contract, express or implied, including any Claim for breach of any implied covenant of good faith and fair dealing, wrongful discharge, constructive discharge, discrimination, harassment, retaliation, failure to accommodate, fraud, defamation, intentional tort, interference with contractual relations or prospective business advantage, invasion of privacy, emotional distress, or negligence.
b.
However, nothing in this Agreement releases any claims that Releaser has or may have against the Releasees regarding (i) obligations under this Agreement, including payment of the Severance Benefits as specified in this Agreement; (ii) any claims that may arise after your execution of this Agreement; (iii) continued healthcare coverage under an employee health plan required pursuant to COBRA or similar state law; (iv) your right to file an administrative charge or complaint with the Equal Employment Opportunity Commission ("EEOC"), the Securities and Exchange Commission ("SEC"), the National Labor Relations Board, or any other federal, state, or local administrative agency, although to the fullest extent permitted by law, you waive any right to monetary damages or other equitable relief related to such a charge or complaint; (v) enforcing your rights to your nonforfeitable accrued benefits (within the meaning of Sections 203 and 204 of ERISA) under the Company's 401(k) plan, which shall continue to be governed by the terms of the 401(k) plan and applicable laws; (vi) any claim that, as a matter of law, cannot be released by private agreement; or any claims for indemnification and/or advancement of expenses arising under any indemnification agreement between Executive and the Company or under the bylaws, certificate of incorporation or other similar governing document of the Company, or (vii) any claims for indemnification and/or advancement of expenses arising under any indemnification agreement between Executive and the Company or under the bylaws, certificate of incorporation or other similar governing document of the Company.

c.
Nothing in this Agreement shall prevent you from (i) communicating directly with, cooperating with, or providing information to, or receiving financial awards from, any federal, state or local government agency, including without limitation the SEC, the U.S. Commodity Futures Trading Commission, the U.S. Department of Justice, the EEOC, or the U.S. National Labor Relations Board, without notifying or seeking permission from the Company, (ii) exercising any rights you may have under Section 7 of the U.S. National Labor Relations Act, or (iii) discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that you have reason to believe is unlawful.
6.
Executive Representation and Covenants.
a.
With the exception of any reports or complaints made to the SEC, you represent that, as of the date of this Agreement, you have not filed any lawsuits, complaints, petitions, claims, or

Exhibit 10.8

other accusatory pleadings against any of the Releasees in any court or with any governmental agency.

b.
You undertake and agree that, during the Restricted Period, as defined in the Severance Plan, you will be subject to and comply with the covenants and agreements set forth in Section 9 of the Severance Plan “Confidential Information, Non-Competition and Non- Solicitation”, which shall be deemed incorporated into this Agreement by reference.

6. Release Notification and Acknowledgement. You acknowledge that as part of this Agreement you are releasing and waiving all charges, claims and complaints under the Age Discrimination in Employment Act ("ADEA") and the Older Workers' Protection Benefit Act of 1990, and you are agreeing not to sue the Releasees in connection with any of your rights under the ADEA. In order for you to waive your ADEA rights through this Agreement, pursuant to the requirements of 29

U.S.C. § 626, you acknowledge and agree that:

a.
you knowingly and voluntarily execute this Agreement and release, waive and agree not to sue the Releasees; and

b.
the release, waiver and agreement not to sue includes settlement of any allegation of age discrimination arising under the ADEA; and

c.
the release, waiver and agreement not to sue includes all claims under the ADEA arising up to and including the date of execution of this release, but not claims occurring thereafter; and

d.
you have been advised to consult with an attorney concerning your rights and obligations under the release, waiver and agreement not to sue and before signing this Agreement; and

e.
this Agreement is written in a manner that you can understand, and you have fully considered the terms and conditions of this Agreement; and

f.
you are not releasing or waiving any rights that you are prohibited by law, rule or regulation from releasing or waiving; and

g.
you have been given a reasonable period of time of twenty-one (21) days from receipt of this Agreement, to consider this Agreement before executing it.

9.
Your Right to Revoke; Effective Date. You have seven (7) days to revoke this Agreement. This Agreement is effective on the eighth (8th) day after the date of your signature below ("Effective Date") if you have not exercised your right to revoke this Agreement before such time. You may at any time before the Effective Date revoke this Agreement by delivering written notice of your revocation to the Company in accordance with Paragraph 14 below. If you revoke this Agreement, you will be considered not to have accepted the Agreement's terms, the Agreement will be void, and you will not receive the Severance Benefits.

10.
Comments to Others. You agree that you shall not disparage, criticize or defame the Company or any of the Releasees. The term "disparage" includes comments or statements to the press, to the past or present employees of the Company or its affiliates or to any individual or entity with whom the Company or its affiliates have a business relationship (including, without limitation, any vendor, supplier, customer or distributor), or any public or private statement, that in each case is intended to, or can be reasonably expected to, damage the business, integrity, reputation or good will of the Company or any of the Releasees. You agree that the obligations under this paragraph include (without limitation) refraining from publishing any critical or disparaging remark on any blog, online social network or any other website (including, but not limited to, www.glassdoor.com), whether or not such comments are made anonymously. The Company agrees that it shall instruct its executive officers to not, disparage, criticize or defame you.

Exhibit 10.8

However, nothing in this Agreement prevents either Party from (i) enforcing its rights under this Agreement; (ii) making privileged statements to the Party's attorney(s); (iii) exercising protected rights, including under the National Labor Relations Act, or the federal securities laws, including the Dodd-Frank Act, to the extent these rights cannot be waived by agreement; or (iv) complying with any applicable law or regulation, or a valid order of a court of competent jurisdiction or a government agency, as long as such compliance does not exceed what is required by law.

11.
No Admission. This Agreement does not constitute an admission of liability or wrongdoing of any kind by you or by any of the Releasees.

12.
Cooperation. You agree to cooperate with the Company and its Affiliates and its or their respective counsel in connection with any claim, dispute, investigation, administrative proceeding, arbitration or litigation relating to any matter in which you were involved, to which your service to the Company or its Affiliates may be relevant or of which you have knowledge that may be relevant. You acknowledge that the foregoing could involve, but is not limited to, assisting with the response to, or defense of, any such proceeding or litigation, meeting and consulting with the Company and its Affiliates and its or their respective counsel, preparing witness statements, sitting for depositions and giving evidence in person or otherwise on behalf of the Company, and otherwise providing information in relation to any such proceeding or litigation. This provision is not intended to affect the substance of any information or testimony that you are asked to provide. Rather, you agree, without limitation, to provide truthful information and testimony and to otherwise assist the Company or its Affiliates in light of and in full compliance with all applicable laws. In making any request for your cooperation, the Company will seek to reasonably accommodate other personal or professional commitments that you may have.
13.
Return of Confidential Information and Company Property. You undertake and agree that, no later than the Separation Date, you shall return all information and documents containing Confidential Information (defined below) and all other Company property and that you have deleted any files with Confidential Information in your personal possession or control, including on any personal computer, smartphone, iPad, or other device, or any cloud-based storage service. However, this representation does not apply to any documents and information that you received only in your capacity as a holder of equity in the Company or that you were instructed by counsel for the Company to preserve.

"Confidential Information" means all information relating to Company or Affiliates not generally known by the public or others who they compete or do business with, or plan to compete or do business with. Confidential Information includes, but is not limited to, the Company's and any of its Affiliates' business, technology, practices, products, marketing, sales, services, finances, strategic opportunities, internal strategies, legal affairs (including pending litigation), the terms of business relationships, intellectual property, and patent applications. Confidential Information also includes, but is not limited to, similar information the Company or Affiliates may have belonging to customers, suppliers, consultants, and others who do business with them.

14.
Notices. Any notices, demands, and other communications under this Agreement must be sent to the address(es) listed in this Paragraph, and will be considered delivered upon receipt by personal delivery, one business day after being given to a nationally recognized overnight courier, or two days after being mailed by certified or registered mail with postage prepaid.

if to the Company, to:

Vroom Automotive, LLC AND legal@vroom.com 4700 Mercantile Drive

Ft. Worth, TX 76137 Attn: Chief Legal Officer

Exhibit 10.8

if to you, to:

your address shown at the top of this Agreement, or any other address the Company or you designate by written notice to the other.

15.
Intended Third-Party Beneficiaries. The Releasees are intended third-party beneficiaries of this Agreement.

16.
Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, assigns, heirs, and representatives; provided, however, that you may not assign, transfer, or delegate your rights or obligations under this Agreement and any attempt to do so shall be invalid.

17.
Counterparts. This Agreement may be signed and delivered (including by fax or electronically) in one or more parts. Each of these parts shall constitute an original document, but all of them together shall be considered the same Agreement.

18.
Severability. The Parties want this Agreement enforced to the fullest extent allowed by law. If a court with jurisdiction judges any provision of this Agreement invalid, prohibited, or unenforceable for any reason, that provision shall be revised so that it is not invalid, prohibited, or unenforceable. If revision is not possible, such provision shall be considered ineffective, without invalidating the rest of this Agreement or making the Agreement unenforceable.
19.
Governing Law. This Agreement shall be governed by and interpreted under the laws of the State of New York, without regard to principles of conflicts of laws.

20.
Jurisdiction and Venue. The Company and the Employee hereby irrevocably and unconditionally submit, for themselves and their property, to the jurisdiction of any state or federal court located in New York County, New York. The Company and Employee irrevocably waive, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

21.
Merger Clause; Amendment; Headings. This Agreement (including Exhibit A), together with the PIIA, is the entire, final agreement of the Parties relating to the Agreement's subject. The Agreement overrides and replaces any other oral and written statements. In entering into this Agreement, you have not relied on any representations other than those set forth in this Agreement. This Agreement may only be changed, terminated, or waived by a writing signed by the Chief Executive Officer of the Company and you. The captions and headings in this Agreement are for convenience only, and do not control the scope or content of any provision of this Agreement.
22.
Neutral Interpretation. This Agreement shall be interpreted in a neutral manner, and not more strongly for or against either Party based on the Party that drafted this Agreement.

23.
Section 409A of the Code. This Agreement is intended, to the greatest extent permitted under law, to comply with the short-term deferral exemption and the separation pay exemption provided in Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations and other interpretative guidance issued thereunder ("Section 409A") such that no benefits or payments under this Agreement are subject to Section 409A. Notwithstanding anything herein to the contrary, the timing of any payments under this Agreement shall be made consistent with such exemption. To the extent applicable, this Agreement shall be interpreted in accordance with Section 409A, including without limitation any such regulations or other guidance that may be issued after the Separation Date. Notwithstanding any provision of this Agreement to the contrary, in the event that the Company determines that any amounts payable hereunder may be subject to Section 409A, the Company may, to the extent permitted under Section 409A

Exhibit 10.8

cooperate in good faith to adopt such amendments to this Agreement or adopt other appropriate policies and procedures, including amendments and policies with retroactive effect, that the Company determines are necessary or appropriate to avoid the imposition of taxes under Section 409A; provided however, that this paragraph shall not create an obligation on the part of the Company to adopt any such amendment, policy or procedure or take any such other action, nor shall the Company have any liability for failing to do so. To the extent that any reimbursements payable pursuant to this Agreement are subject to the provisions of Section 409A, such reimbursements shall be paid to Employee no later than December 31 of the year following the year in which the expense was incurred, the amount of expenses reimbursed in one year shall not affect the amount eligible for reimbursement in any subsequent year, and Employee's right to reimbursement under this Agreement shall not be subject to liquidation or exchange for another benefit. For purposes of Section 409A (including, without limitation, for purposes of Treasury Regulation Section 1.409A-2(b)(2)(iii)), Employee's right to receive any installment payments under this Agreement shall be treated as a right to receive a series of separate payments and, accordingly, each such installment payment shall at all times be considered a separate and distinct payment. To the extent required to avoid accelerated taxation and/or tax penalties under Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided pursuant to this Agreement during the six-month period immediately following the Separation Date shall instead be paid in a lump sum on the first day of the seventh month following the Separation Date (or upon Employee's death, if earlier).

24.
WAIVER OF JURY TRIAL. NO PARTY TO THIS AGREEMENT OR ANY ASSIGNEE, SUCCESSOR, HEIR, OR PERSONAL REPRESENTATIVE OF A PARTY SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM, OR ANY OTHER LITIGATION PROCEDURE ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE DEALINGS OR RELATIONSHIP BETWEEN THE PARTIES. NO PARTY SHALL SEEK TO CONSOLIDATE ANY SUCH ACTION, IN WHICH A JURY TRIAL HAS BEEN WAIVED, WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS SECTION HAVE BEEN FULLY DISCUSSED BY THE PARTIES HERETO, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NEITHER PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO THE OTHER PARTY THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL SITUATIONS.

25.
ACKNOWLEDGEMENT OF FULL UNDERSTANDING. YOU ACKNOWLEDGE AND AGREE
a.
THAT YOU HAVE FULLY READ, UNDERSTAND, AND VOLUNTARILY ENTER INTO THIS AGREEMENT;
b.
THAT YOU HAVE HAD AN OPPORTUNITY TO ASK QUESTIONS AND CONSULT WITH AN ATTORNEY OF YOUR CHOICE BEFORE SIGNING THIS AGREEMENT;

c.
THAT YOUR SIGNATURE BELOW IS AN AGREEMENT TO RELEASE THE COMPANY AND OTHER RELEASEES FROM ANY AND ALL CLAIMS THAT CAN BE RELEASED AS A MATTER OF LAW;

d.
THAT BY SIGNING THIS AGREEMENT YOU ARE NOT WAIVING ANY RIGHTS OR CLAIMS THAT MAY ARISE AFTER YOU HAVE SIGNED THIS AGREEMENT; AND
e.
THAT THE SEVERANCE BENEFITS ARE SOMETHING OF VALUE THAT YOU ARE NOT OTHERWISE ENTITLED TO RECEIVE.

[Signatures follow on next page]

Exhibit 10.8

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed and delivered as of the date indicated next to their respective signatures below.

Vroom, Inc.

By: Thomas Shortt

Its: Chief Executive Officer

ACCEPTED AND AGREED:

Agnieszka Zakowicz Date

Exhibit 10.8

EXHIBIT A

NEW YORK

In addition to the Claims released in Paragraph 5(a) of the Agreement, you agree that this release includes, but is not limited to, Claims under the New York Constitution, N.Y. Const. Art. 1, § 1, et seq.; the New York Criminal and Consumer Background Laws, N.Y. Correct.§ 752, et seq., N.Y. Gen. Bus. Law§ 380-B, et seq.; the New York Human Rights Law, N.Y. Exec. Law§ 290, et seq.; the New York Labor Law,

N.Y. Labor§ 10, et seq.; the New York Marriage Equality Act, N.Y. Dom. Rel. Law§ 10-a, et seq.; the New York Persons with Genetic Disorders Law, N.Y. Civ. Rts. § 48, et seq.; the New York Whistleblower Law,

N.Y. Exec. Law§ 740, et seq.; the New York City Human Rights Act; the New York City Administrative Code; the New York City Human Rights Law; all regulations of the New York State Division of Human Rights; the New York Public Health Law§ 3369; the New York State WARN Act; the New York Paid Family Leave law; regulations and wage orders of New York State Department of Labor; and regulations of New York State Division of Human Rights. Additionally, you agree that you do not possess any Claim or allegation, either asserted or otherwise, that may be subject to or covered under the New York General Obligations Section 5-336 or the New York Civil Practice Law and Rules Section 5003-b.

Paragraph 5(b) is supplemented to include the New York State Division of Human Rights and the New York City Commission on Human Rights as one of the government agencies.

TEXAS

In addition to the Claims released in Paragraph 5(a) of the Agreement, you agree that this release includes, but is not limited to, any and all Claims arising under the Texas Labor Code, including the Texas Payday Act, the Texas Anti-Retaliation Act, Chapter 21 of the Texas Labor Code, the Texas Whistleblower Act, all including any amendments and their respective implementing regulations.

Exhibit 10.8

EXHIBIT B

EMPLOYEE INVENTIONS AND PROPRIETARY INFORMATION AGREEMENT